Exhibit 99.1

newsrelease

Santa Barbara Office
3820 State Street
Santa Barbara, CA 93105
tel: 805.563.7000
fax: 805.563.7070
www.tenethealth.com

Contacts:
Media:	Steven Campanini (805) 563-6838
Investors:	Thomas Rice (805) 563-7188

TENET COOPERATING WITH U.S. SUBPOENA FROM SAN FRANCISCO

Sept. 1, 2004 – Tenet Healthcare Corporation (NYSE: THC) said today that it is cooperating with a subpoena for documents it has received from the U.S. attorney’s office in San Francisco concerning medical directorships entered into since Jan. 1, 2000, at Tenet’s San Ramon Regional Medical Center in Northern California, as well as a small number of physician relocation agreements at that hospital.  The subpoena was issued under provisions of the Health Insurance Portability and Accountability Act of 1996 (HIPAA).

“We believe this subpoena is consistent with previously disclosed federal reviews of Tenet’s physician relationships and medical directorships at a number of its hospitals in several states,” said E. Peter Urbanowicz, Tenet’s general counsel.  “We continue to work cooperatively with regulatory and enforcement agencies to provide them with all information they seek, and we continue to be engaged in discussions with federal agencies regarding a resolution of physician relocation and other issues.”

San Ramon Regional Medical Center is a 123-bed acute care hospital located east of San Francisco Bay.

Tenet Healthcare Corporation, through its subsidiaries, owns and operates acute care hospitals and related health care services.  Tenet’s hospitals aim to provide the best possible care to every patient who comes through their doors, with a clear focus on quality and service.  Tenet can be found on the World Wide Web at www.tenethealth.com.

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Some of the statements in this release may constitute forward-looking statements.  Such statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended Dec. 31, 2003, our quarterly reports on Form 10-Q and periodic reports on Form 8-K.  Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated.  We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.